Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-45533, No. 333-39289, No. 333-100631, No. 333-63176, No. 333-80835, No. 333-72961, No. 333-12983, No. 333-06873, No. 33-97680 and No. 33-84974; Forms S-8 No. 333-06869, No. 333-107244, No. 333-83403, No. 333-102609, No. 333-66257 and No. 333-88237; and Forms S-4 No. 333-44576 and No. 333-35873) of Equity Residential and in the related Prospectuses of our report dated January 13, 2006, with respect to the Statement of Revenue and Certain Expenses of Harbor Steps, our reports dated January 14, 2006, with respect to the Statements of Revenue and Certain Expenses of Northlake, Oak Mill I and Stoney Ridge and our report dated February 23, 2006, with respect to the Statement of Revenue and Certain Expenses of Skyline Towers included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

March 6, 2006

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-105850 and Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectuses of our report dated January 13, 2006, with respect to the Statement of Revenue and Certain Expenses of Harbor Steps, our reports dated January 14, 2006, with respect to the Statements of Revenue and Certain Expenses of Northlake, Oak Mill I and Stoney Ridge and our report dated February 23, 2006, with respect to the Statement of Revenue and Certain Expenses of Skyline Towers included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

March 6, 2006

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